Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston.com

January 19, 2007

By Fax and Regular Mail:

SEC - Office of the Chief Accountant

Attn: SECPS Letter File

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, NW

Washington, DC 20549

By E-mail and Regular Mail:

Mr. Ken Martin

Chief Executive Officer

Nano-Jet Corp.

15321 Main Street, NE, Suite 102

P. O. Box 5000 PMB

Duvall, WA 98018

Ladies/Gentlemen:

We were previously principal accountants for Nano-Jet Corp., (Commission File Number 333-103986), and we issued our report dated May 12, 2006 on the financial statements of LFG International, Inc., (now renamed Nano-Jet Corp.) as of December 31, 2005 and for the year then ended.

We have read the AMENDED Form 8-K dated November 9, 2006, and we concur with the information shown therein.

We confirm we had no disagreements with Nano-Jet Corp., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the year ending December 31, 2005, or through the interim periods ending March 31, 2006 and June 30, 2006.

Very truly yours,

Member

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